   As filed with the Securities and Exchange Commission on December 16, 1997
                                                        Registration No.________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                           CENTURY SOUTH BANKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Georgia                          6711                   58-1455591
     (State or other          (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of incorporation  Classification Code Number)   Identification No.)
 or organization)
                             60  Main Street West
                           Dahlonega, Georgia 30533
                                 706/864-1111

     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JAMES A. FAULKNER
                           Century South  Banks, Inc.
                              60 MAIN STREET WEST
                            DAHLONEGA, GEORGIA 30533

  (Address, including zip code, and telephone number, including area code, of agent for service)

       THOMAS O. POWELL, ESQUIRE              RICHARD R. CHEATHAM, ESQUIRE
         Troutman Sanders LLP                   Kilpatrick Stockton LLP
600 Peachtree Street, N.E., Suite 5200   1100 Peachtree Street, N.E., Suite 2800
        Atlanta, Georgia 30308                   Atlanta, Georgia 30309
             404/885-3294                             404/815-6500


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
Registration No. 333-33325

                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
 TITLE OF EACH
    CLASS                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
OF SECURITIES         AMOUNT TO BE         OFFERING PRICE            AGGREGATE              AMOUNT OF
TO BE REGISTERED      REGISTERED*            PER SHARE*           OFFERING PRICE*        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00      6,260 shares             $31.00                 $194,060                $57.25
PER SHARE




     *In accordance with Rule 457(f)(1), the registration fee was calculated based on the average of the high and low sales price reported on the Nasdaq National Market on December 11, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The contents of the Registration Statement on Form S-4, Registration No. 333-33325, are incorporated by reference into this Registration Statement.

     The following exhibits are contained in this Registration Statement:


NUMBER                 DESCRIPTION OF EXHIBITS

5                      Securities Opinion of Troutman Sanders LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dahlonega, State of Georgia, on December 15, 1997.


                             CENTURY SOUTH BANKS, INC.

                             By: /s/ James A. Faulkner
                                ----------------------------------
                                James A. Faulkner, President and
                                Chief Executive Officer

                             By: /s/ Susan J. Anderson
                                ----------------------------------
                                Susan J. Anderson,
                                Senior Vice President and
                                Chief Financial Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, James A. Faulkner and Susan J. Anderson, and each one of them, their respective attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their respective substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of December 15, 1997:

           Signature                               Title
           ---------                               -----

/s/ J. Russell Ivie
-------------------------------------       Chairman of the Board and Director
         J. Russell Ivie

/s/ James A. Faulkner
-------------------------------------       President, Chief Executive Officer, and
         James A. Faulkner                  Director

-------------------------------------       Director
       E. H. Chambers, Jr.

/s/ William L. Chandler
-------------------------------------       Director
       William L. Chandler

-------------------------------------       Director
       Clarence B. Denard

/s/ Thomas T. Folger, Jr.
-------------------------------------       Director
      Thomas T. Folger, Jr.

/s/ Sherman Green
-------------------------------------       Director
          Sherman Green

/s/ Dudley K. Owens
-------------------------------------       Director
         Dudley K. Owens

--------------------------------------      Director
        William D. Reeves

--------------------------------------      Director
           C. J. Sisson


/s/ E. Paul Stringer
-------------------------------------       Director
         E. Paul Stringer


-------------------------------------       Director
         Myron B.  Turner

/s/ Al J. Wimpy
-------------------------------------       Director
             Al J. Wimpy

-------------------------------------       Director
           George A.  Winn


                                 EXHIBIT INDEX


NUMBER                Description of Exhibits

5                     Securities Opinion of Troutman Sanders LLP